LAW OFFICE OF  AARON D. MCGEARY
ATTORNEY & COUNSELOR AT LAW

March 10, 2006

SPECTRE TECHNOLOGY CORPORATION
Suite 1070, 1055 West Hastings Street
Vancouver, BC
V6E 2E9

Attention Mr. Julius Briner

Dear Sir:

RE:  SPECTRE TECHNOLOGY CORPORATION
-Registration Statement of Form 10-SB

We have acted as counsel for Spectre Technology Corporation, a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form 10-SB
(the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, relating to the offering of 20,000,000 shares of the Company's common stock (the"Shares") by the selling shareholders named in the Registration Statement (the "Selling Shareholders").

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement dated January 31, 2005; (b) the Company's Articles of Incorporation; (c) the Company's
Bylaws, as amended; (d) certain records of the Company's corporate proceedings, including resolutions of the directors approving the issuance of the Shares to the Selling
Shareholders; and  (e) such corporate and other documents, records, papers and certificates as we have deemed necessary for the purpose of the opinions expressed herein.
We have also relied, without investigation, upon an Officer's Certificate executed by Julius Briner, the Company's President.

Our opinion expressed herein is subject in all respects to the following  assumptions, limitations and qualifications:

(i) Our opinion is limited to the laws of the State of Nevada and the federal laws of the United States of America applicable thereto;

(ii) We have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the legal capacity of the officers of the Company, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to  authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (v) that the documents, in the forms submitted to us for our review, have not been and will  not be altered or amended in any respect.

(iii) We have assumed that each of the statements made and certified in the Officer's Certificate provided by the Company's President, Secretary and Treasurer was true and correct when made, has at no time since been made and certified become untrue or incorrect and remains true and correct on the date herof..

405 AIRPORT FWY. SUITE #5 - BEDFORD - TEXAS - 76021 - (817) 268-3520 - FAX (817) 268-3543

LAW OFFICE OF  AARON D. MCGEARY
ATTORNEY & COUNSELOR AT LAW

Based upon the foregoing, we are of the opinion that the shares to be sold by the Selling Shareholders are validly issued, fully paid and non-assessable shares  of the Company's common stock.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our  name wherever appearing in the Registration Statement and in any amendment thereto.

Yours truly,

/s/ Aaron D. McGeary

Aaron D. McGeary

LAW OFFICE OF AARON D. MCGEARY

405 AIRPORT FWY. SUITE #5 - BEDFORD - TEXAS - 76021 - (817) 268-3520 - FAX (817) 268-3543